Kerr-McGee Corporation

                        Long Term Incentive Program

                          As Amended and Restated

                                May 9, 1995

1.   PURPOSE

     The purpose of the Kerr-McGee Corporation Long Term Incentive Program (the "Plan") is to provide incentive opportunities for key employees and to increase their personal financial identification with the interests of the Company's stockholders. The Plan includes provisions for stock options and stock and performance related awards.

2.   DEFINITIONS

     (a) "Award" shall mean the award which an LTPP Participant is entitled to receive under the Long Term Performance Plan (the
"LTPP").

     (b)  "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Company" shall mean Kerr-McGee Corporation and any successor corporation by merger or otherwise.

     (e) "Committee" shall mean the committee of the Board referred to in Section 3 hereof as appointed from time to time, and consisting of not less than three Board members. Each member of the Committee shall be a "disinterested person" as that term is defined in Rule 16(b)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

     (f) "Employee" shall mean any person employed by the Company or a Subsidiary on a full-time salaried basis, including officers and employee directors thereof.

     (g) "Fair Market Value" of Stock shall be the mean of the highest price and the lowest price at which Stock shall have been sold on the applicable date as reported in the Wall Street Journal as New York Stock Exchange Composite Transactions for that date.
In the event that the applicable date is a date on which there were no such sales of Stock, the Fair Market Value of Stock on such date shall be the mean of the highest price and the lowest price at which Stock shall have been sold on the last trading day preceding such date.

     (h) "Incentive Stock Option" or "ISO" shall mean an Option grant which meets or complies with the terms and conditions set forth in Section 422A of the Code and Treasury regulations.

     (i) "Indicators of Performance" shall mean the criteria used by the Committee to evaluate the Company's performance with respect to each Performance Period as described in Section 10(b) of this Plan.

     (j)  "Long Term Performance Plan Participant" or "LTPP
Participant" shall mean any eligible Employee so designated by the Committee.

     (k) "Option" or "Stock Option" shall mean a right granted under the Plan to an Optionee to purchase a stated number of shares of Stock at a stated exercise price.

     (l) "Optionee" shall mean an Employee who has received a Stock Option granted under the Plan.

     (m) "Performance Period" shall mean a period established by the Committee of not less than one year, at the conclusion of which settlement will be made with an LTPP Participant with respect to the Award.

     (n) "Restricted Stock" shall mean Stock which is issued pursuant to Section 9 of the Plan.

     (o) "Restriction Period" shall mean that period of time as determined by the Committee during which Restricted Stock is subject to such terms, conditions and restrictions as shall be assigned by the Committee.

     (p) "Retirement" shall mean retirement under a retirement program of the Company or a Subsidiary.

     (q)  "Stock" shall mean the common stock of the Company.

     (r) "Stock Appreciation Right" or "SAR" shall mean a right granted in connection with an Option in accordance with Section 8 of the Plan.

     (s) "Subsidiary" shall mean any corporation, a majority of the voting stock of which is "beneficially owned" (as that term is defined in the Securities Exchange Act of 1934 and its accompanying regulation), either directly or indirectly, by the Company.

     (t) "Total Disability" and "Totally Disabled" shall normally have such meaning as that defined under the Company's group insurance program covering total disability and determinations of Total Disability normally shall be made by the insurance company providing such coverage on the date on which the employee, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. In the absence of such insurance plan or company, or at the sole discretion of the Committee, the Committee shall make such determination.

3.   ADMINISTRATION

     Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and make such determinations under, and such interpretations of, and take such steps in connection with the Plan or the Options or Stock Appreciation Rights or the Restricted Stock Plan or the Long Term Performance Plan as it deems necessary or advisable.

     Each determination, interpretation, or other action made or taken pursuant to the Plan by the Committee and/or the Board shall be final and shall be binding and conclusive for all purposes and upon all persons.

4.   ELIGIBILITY

     Those Employees who, in the judgment of the Committee, may have a significant effect on the profitability and growth of the Company, shall be eligible to receive Options, Stock Appreciation Rights, grants of Restricted Stock and Awards under the Plan.



5.   MAXIMUM SHARES AVAILABLE

     The Stock to be distributed under the Plan may be either authorized and unissued shares or issued shares of the Company, but grants of Restricted Stock shall be made in treasury shares. The maximum amount of Stock which may be issued under the Plan in satisfaction of exercised Options or SARs, issued as Restricted Stock or issued under the Long Term Performance Plan shall not exceed, in the aggregate, two million seven hundred forty thousand (2,740,000) shares. Stock subject to an Option which for any reason is cancelled or terminated without having been exercised, or Stock awarded as Restricted Stock which is forfeited, shall again be available for grants and Awards under the Plan. Stock not issued because the holder of any Option exercises the accompanying SAR shall not again be subject to award by the Committee.

6.   STOCK OPTIONS

     (a)  Grant of Options.

          (i) The Committee may, at any time and from time to time prior to December 31, 2002, grant Options under the Plan to eligible Employees, for such numbers of shares and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee will also determine the type of Option granted (e.g. ISO, non-statutory, other statutory Options as from time to time may be permitted by the Code) or a combination of various types of Options. Options designated as ISOs shall comply with all the provisions of Section 422A of the Code and applicable Treasury Department rules and regulations. The aggregate Fair Market Value (determined at the time the Option is granted) of Stock with respect to which ISOs are exercisable for the first time by an individual during a calendar year under all plans of the Company and any Subsidiary shall not exceed $100,000. The date on which an Option shall be granted shall be the date of the Committee's authorization of such grant. Any individual at any one time and from time to time may hold more than one Option granted under the Plan or under any other Stock plan of the Company.

          (ii) Each Option shall be evidenced by a Stock Option
Agreement in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

     (b) Exercise Price. The price at which shares of Stock may be purchased under an Option shall not be less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted.

     (c) Option Period. The period during which an Option may be exercised shall be determined by the Committee; provided, that such period will not be longer than ten years from the date on which the Option is granted in the case of ISOs, and ten years and one day in the case of other Options. The date or dates on which installment portion(s) of an Option may be exercised during the term of an Option shall be determined by the Committee and may vary from Option to Option. The Committee may also determine to accelerate the time at which installment portion(s) of an outstanding Option may be exercised. The foregoing notwithstanding, and subject to
Section 7, no Option or portion of an Option shall be exercisable within six months of its grant date.

     (d) Termination of Employment. An Option shall terminate and may no longer be exercised three months after the Optionee ceases to be an Employee for any reason other than Total Disability, death or Retirement. If an Optionee's employment is terminated by reason of Total Disability or Retirement to the extent that the Option was exercisable at the time of the Optionee's Retirement or Total Disability, such Option may be exercised within the period, not to exceed four years, specified by the Committee in the instrument evidencing the Option. If the Optionee dies while in the employ of the Company or of a Subsidiary, or within three months after the termination of such employment, to the extent that the Option was exercisable at the time of the Optionee's death, such Option may, within one year after the Optionee's death, be exercised by the executor or administrator of his estate, or if it has been distributed as part of the estate, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the applicable laws of decent and distribution. In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option.

     (e)  Payment for Shares.

          (i) The exercise price for all shares of Stock purchased upon the exercise of an Option, or a portion thereof, shall be paid in full at the time of such exercise. Such payment may be made in cash, by tendering shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price, or tendering shares of Restricted Stock having a Fair Market Value on the date of exercise equal to the exercise price. The Committee may limit the extent to which shares of Stock or shares of Restricted Stock may be used in exercising Options.

          (ii) If shares of Restricted Stock are used to pay the exercise price of an Option, an equal number of shares of Stock delivered to the Optionee upon exercise of an Option, shall be subject to the same restrictions for the remainder of the Restriction Period.

7.   TENDER OFFERS

     Notwithstanding any other provision of this Plan, an Option may, if the Optionee has agreed in writing, provide that the Option shall be automatically repurchased by the Company if any person or persons has made a successful tender offer for shares of Stock which, together with shares then owned directly or indirectly by such person or persons, would constitute 25% or more of the outstanding shares of Stock. In such case, the purchase date shall be the date preceding the last date (including any extension thereof) on which stockholders of the Company could tender their shares for purchase by the offeror pursuant to the terms of the tender offer; the Fair Market Value of each share covered by the Option shall be the highest price per share at which shares could have been tendered for cash pursuant to the offer, or, if higher, the mean between the high and the low prices of the Stock reported in the Wall Street Journal as the New York Stock Exchange Composite Transactions for such day, or, if there were no sales on such day, the next preceding day on which there was a sale; and the Optionee shall receive in cash as full satisfaction of his rights under the Option a payment equal to the excess of such Fair Market Value of the shares then covered by the Option (including any installments not then exercisable) over the total Option exercise price of such shares.

     Options may also provide that upon the commencement of any tender offer for such number of shares, the Option and any accompanying SAR shall, to the extent they are not then exercisable, become immediately exercisable in full until the tenth day following the expiration of such offer or any extension thereof, and at the conclusion of said period the Option and any accompanying SAR shall, to the extent not theretofore exercised, revert back to their status as in effect immediately prior to the commencement of said offer.

8.   STOCK APPRECIATION RIGHTS

     (a) Grant. The Committee may affix Stock Appreciation Rights to an Option, either at the time of its initial granting to the Optionee or at a later date. The addition of such SARs must be accomplished prior to the completion of the period during which the Option may be exercised and such exercise period may not be extended beyond that which was initially established. The Committee may establish SAR terms and conditions at the time such SAR is established, provided that, notwithstanding any provision of this Plan to the contrary, the terms and conditions of an SAR affixed to an ISO shall be the same as the terms and conditions applicable to the underlying ISO.



     (b)  Exercise.

          (i) A Stock Appreciation Right shall be exercisable at such time as may be determined by the Committee, and provided that an SAR shall be exercisable only to the extent that the related Option could be exercised. Upon the exercise of an SAR, that portion of the Option underlying the SAR will be considered as having been surrendered. An SAR shall be automatically exercised at the end of the last business day prior to the stated expiration date of the unexercised portion of the related Option if on such date the Fair Market Value of Stock exceeds the Option exercise price per share.

          (ii) The Committee may impose any other conditions upon the exercise of an SAR, consistent with the Plan, which it deems appropriate. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

          (iii) Upon the exercise of an SAR, the Company shall give to an Optionee an amount (less any applicable withholding taxes) equivalent to the excess of the Fair Market Value of the shares of Stock for which the right is exercised on the date of such exercise over the exercise price of such shares under the related Option. Such amount shall be paid to the Optionee either in cash or in shares of Stock or both as the Committee shall determine. Such determination may be made at the time of the granting of the SAR and may be changed at any time thereafter. No fractional shares of Stock shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

     (c)  Expiration or Termination.

          (i) Subject to (c)(ii), each Stock Appreciation Right and all rights and obligations thereunder shall expire on a date to be determined by the Committee.

          (ii) An SAR shall terminate and may no longer be exercised upon the exercise, termination or expiration of the related Option.

9.   RESTRICTED STOCK PLAN

     (a) At the time of making a grant of Restricted Stock or making payment of an Award in Restricted Stock to an Employee, the Committee shall establish a Restriction Period and assign such terms, conditions and other restrictions to the Restricted Stock as it shall determine applicable to the Restricted Stock to be issued in settlement of such grant or Award.

     (b) Restricted Stock will be represented by a Stock certificate registered in the name of the Restricted Stock recipient. Such certificate, accompanied by a separate duly endorsed stock power, shall be deposited with the Company. The recipient shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other shareholder's rights, with the exception that
(i) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iii) a breach of the terms and conditions established by the Committee pursuant to the Award will cause a forfeiture of the Restricted Stock. Subject to Section 6(e), Restricted Stock may be used to exercise Options. The committee may, in addition, prescribe additional restrictions, terms and conditions upon or to the Restricted Stock.

          (i) Termination of Employment. The Committee may establish such rules concerning the termination of employment of a recipient of Restricted Stock (by reason of Retirement, Total Disability, death, or otherwise) prior to the expiration of the applicable Restriction Period, as it may deem appropriate from time to time.

          (ii) Restricted Stock Agreement. Each grant of, or payment of an Award in, Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

10.  LONG TERM PERFORMANCE PLAN

     (a) Administrative Procedure. The committee shall designate Employees as LTPP Participants to become eligible to receive Awards under the plan and shall establish Performance Periods under the LTPP.

     (b) Indicators of Performance. The Committee shall establish Indicators of Performance applicable to the Performance Period. Indicators of Performance are utilized to determine amount and timing of Awards, and may vary between Performance Periods. Indicators of Performance may include, but shall not be limited to, various financial and operating measures, and may be based on the Company's performance compared to one or more selected companies during the same Performance Period or may be related solely to the Company's performance during the Performance Period, or a combination of such indicators. The Committee may take into consideration, and make appropriate adjustments for, events occurring during the Performance Period which the Committee concludes have affected the performance of the Company or any selected company with respect to any of the Indicators of Performance.

     (c) Award Adjustment. Subject to the terms of the Plan, the Committee may make adjustments in Awards to LTPP Participants.

     (d) Performance Awards. Awards may be in the form of performance shares, which are units valued by reference to shares of stock, or performance units which are units valued by reference to financial measures or property other than stock and shall be subject to such terms and conditions and other restrictions as the Committee shall assign. At the time of making grants of Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards. Awards may be paid-out in cash, Stock, Restricted Stock, other property or combination thereof. Recipients of Awards are not required to provide consideration other than the rendering of service.

     (e) Partial Performance Period Participation. The Committee shall determine the extent to which an Employee shall participate in a partial Performance Period because of becoming eligible to be a LTPP Participant after the beginning of such Performance Period.

11.  ADJUSTMENT UPON CHANGES IN STOCK

     The number of shares of Stock which may be issued pursuant to this Plan, the number of shares covered by each outstanding Option, the Option exercise price per share, the number of shares granted as Restricted Stock, and the number of shares representing an LTPP Participant's Award under the Long Term Performance Plan, shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding Stock (or change in kind) resulting from any change in the Stock or Options through a merger, consolidation, reorganization, recapitalization, a subdivision or consolidation of shares or other capital adjustment or the payment of a Stock dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated. Appropriate adjustment shall also be made by the Committee in the terms of Stock Appreciation Rights to reflect the foregoing changes.

12.  CHANGE IN CONTROL

     Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control:

          (i) if during a Restriction Period(s) applicable to Restricted Stock issued under the Plan, all restrictions imposed hereunder on such Restricted Stock shall lapse effective the date of the Change in Control; and

          (ii) if during a Performance Period(s) applicable to an Award granted under the Plan, a Participant shall earn no less than the number of performance shares or performance units which the participant would have earned if the Performance Period(s) had terminated as of the date of the Change in Control.

     For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if any "person" or "group" (as those terms are used in Sections 13(d) and 14(d), respectively, of the Securities Exchange Act of 1934 --- the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 issued under the Exchange Act), directly or indirectly, of shares of Stock of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding shares of Stock.

13.  MISCELLANEOUS

     (a) Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance, or other benefit plan maintained by the Company or any Subsidiaries, unless such other plan specifically provides for such inclusion.

     (b) No Option or Stock Appreciation Right, grant of Restricted Stock or Award under the Long Term Performance Plan shall be transferrable other than by will or the laws of descent and distribution. Any Option or Stock Appreciation Right shall be exercisable (i) during the lifetime of an Optionee, only by the Optionee or, to the extent permitted by the Code, by an appointed guardian or legal representative of the Optionee, and (ii) after death of the Optionee, only by the Optionee's legal representative or by the person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Optionee.

     (c) The Company shall have the right to withhold from any settlement hereunder any federal, state, or local taxes required by law to be withheld, or require payment in the amount of such withholding. If settlement hereunder is in the form of Stock, such withholding may be satisfied by the withholding of shares of Stock by the Company, unless the Optionee shall pay to the Corporation an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities.

     (d) Transfer of employment between the Company and a Subsidiary or between Subsidiaries shall not constitute termination of employment for the purpose of the Plan. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee.

     (e) All administrative expenses associated with the administration of the Plan shall be borne by the Company.

     (f) The titles and headings of the sections in this Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     (g) No grant or Award to an employee under the Plan or any provisions thereof, shall constitute any agreement for or guarantee of continued employment by the Company.


14.  AMENDMENT AND TERMINATION

     The Board may at any time terminate or amend this Plan in such respect as it shall deem advisable, provided, the Board may not, without further approval of the stockholders of the Company amend the Plan so as to (i) increase the number of shares of Stock which may be issued under the plan, except as provided for in Section 11, or change Plan provisions relating to establishment of the exercise prices under Options granted; (ii) materially modify the requirements as to eligibility for participation; (iii) materially increase the benefits accruing to Participants under the plan; (iv) extend the duration of the Plan beyond the date approved by the stockholders; or (v) increase the maximum dollar amount of ISOs which an individual Optionee may exercise during any calendar year beyond that permitted in the Code and applicable rules and regulations of the Treasury Department. No amendment or termination of the Plan shall, without the consent of the Optionee or Plan participant, alter or impair any of the rights or obligations under any Options or other rights theretofore granted such person under the Plan.

15.  DURATION OF THE PLAN

     This Plan became effective July 1, 1987. If not sooner terminated by the Board this Plan shall terminate on December 31, 2002, but Options and other rights theretofore granted and any Restriction Period may extend beyond that date and the terms of the Plan shall continue to apply.